ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-251299) of Annaly Capital Management, Inc.,
(2)Registration Statement (Form S-3 No. 333-262424) of Annaly Capital Management, Inc.,
(3)Registration Statement (Form S-3 No. 333-282261) of Annaly Capital Management, Inc.,
(4)Registration Statement (Form S-3 No. 333-283720) of Annaly Capital Management, Inc., and
(5)Registration Statement (Form S-8 No. 333-238537) pertaining to the Equity Incentive Plan of Annaly Capital Management, Inc.;

of our reports dated February 12, 2026, with respect to the consolidated financial statements of Annaly Capital Management, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Annaly Capital Management, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Annaly Capital Management, Inc. and subsidiaries for the year ended December 31, 2025.

/s/ Ernst and Young LLP

New York, NY
February 12, 2026